Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 17, 2023, with respect to the consolidated financial statements of Proterra Inc, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
April 28, 2023